Exhibit 99.2

BITZER MOBILE INC.

2011 STOCK INCENTIVE PLAN

Adopted by the Board on February 18, 2011

Approved by the Stockholders on February 18, 2011

TABLE OF CONTENTS

SECTION 1.	PURPOSE	1

SECTION 2.	DEFINITIONS	1
2.1	Board	1
2.2	Change in Control	1
2.3	Code	2
2.4	Committee	2
2.5	Company	2
2.6	Consultant	2
2.7	Disability	2
2.8	Employee	2
2.9	Exchange Act	2
2.10	Exercise Price	2
2.11	Fair Market Value	2
2.12	ISO	2
2.13	NSO	3
2.14	Option	3
2.15	Optionee	3
2.16	Outside Director	3
2.17	Parent	3
2.18	Plan	3
2.19	Purchase Price	3
2.20	Purchaser	3
2:21	Restricted Share Agreement	3
2.22	Securities Act	3
2.23	Service	3
2.24	Share	3
2.25	Stock	3
2.26	Stock Option Agreement	4
2.27	Subsidiary	4
2.28	Ten-Percent Stockholder	4

SECTION 3.	ADMINISTRATION	4
3.1	General Rule	4
3.2	Board Authority and Responsibility	4

SECTION 4.	ELIGIBILITY	4
4.1	General Rule	4

SECTION 5.	STOCK SUBJECT TO PLAN	4
5.1	Share Limit	4
5.2	Additional Shares	5

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SECTION 6.	RESTRICTED SHARES	5
6.1	Restricted Share Agreement	5
6.2	Duration of Offers and Nontransferability of Purchase Rights	5
6.3	Purchase Price	5
6.4	Repurchase Rights and Transfer Restrictions	5

SECTION 7.	STOCK OPTIONS	5
7.1	Stock Option Agreement	5
7.2	Number of Shares; Kind of Option	6
7.3	Exercise Price	6
7.4	Term	6
7.5	Exercisability	6
7.6	Repurchase Rights and Transfer Restrictions	6
7.7	Transferability of Options	7
7.8	Exercise of Options on Termination of Service	7
7.9	No Rights as a Stockholder	7
7.10	Modification, Extension and Renewal of Options	7

SECTION 8.	PAYMENT FOR SHARES	7
8.1	General	7
8.2	Surrender of Stock	8
8.3	Services Rendered	8
8.4	Promissory Notes	8
8.5	Exercise/Sale	8
8.6	Exercise/Pledge	8
8.7	Other Forms of Payment	8

SECTION 9.	ADJUSTMENT OF SHARES	8
9.1	General	8
9.2	Dissolution or Liquidation	9
9.3	Mergers and Consolidations	9
9.4	Reservation of Rights	9

SECTION 10.	REPURCHASE RIGHTS	9
10.1	Company’s Right To Repurchase Shares	9

SECTION 11.	WITHHOLDING AND OTHER TAXES	10
11.1	General	10
11.2	Share Withholding	10
11.3	Cashless Exercise/Pledge	10
11.4	Other Forms of Payment	10
11.5	Employer Fringe Benefit Taxes	10

SECTION 12.	SECURITIES LAW REQUIREMENTS	10
12.1	General	10
12.2	Dividend Rights	10

SECTION 13.	NO RETENTION RIGHTS	11

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SECTION 14.	DURATION AND AMENDMENTS	11
14.1	Term of the Plan	11
14.2	Right to Amend or Terminate the Plan	11
14.3	Effect of Amendment or Termination	11

SECTION 15.	EXECUTION	12

APPENDIX A. AMENDMENT		A-1

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BITZER MOBILE INC.

2011 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

The Plan was adopted by the Board of Directors effective February 18, 2011. The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options) and the award or sale of Shares.

The award of Options and the award or sale of Shares under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, awards of Options and the award or sale of Shares may be made in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(0) shall be disregarded to the extent provided in the Stock Option Agreement or Restricted Share Agreement. In addition, to the extent that section 25102(0) or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan which are included only to comply with section 25102(0) or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.

SECTION 2. DEFINITIONS.

2.1	“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.2	“Change in Control” shall mean the occurrence of any of the following events:

(a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)	The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(c)

Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the

“Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.2(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include (a) a transaction the sole purpose of which is to change the state of the Company’s incorporation, (b) a transaction the sole purpose of which is to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, (c) a transaction the sole purpose of which is to make an initial public offering of the Company’s Stock or (d) any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board.

2.3	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.5	“Company” shall mean Bitzer Mobile Inc., a Delaware corporation.

2.6	“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.

2.7	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.8	“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 340l(c) of the Code and regulations issued thereunder.

2.9	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

2.10	“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.11	“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

2.12	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.13	“NSO” shall mean a stock option that is not an ISO.

2.14	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.15	“Optionee” shall mean a person that holds an Option.

2.16	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.17	“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.18	“Plan” shall mean the Bitzer Mobile Inc. 2011 Stock Incentive Plan.

2.19	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option).

2.20	“Purchaser” shall mean a person to whom the Board has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

2.21	“Restricted Share Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

2.22	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.23	“Service” shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Stock Option Agreement or Restricted Share Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

2.24	“Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

2.25	“Stock” shall mean the common stock of the Company.

2.26	“Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

2.27	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.28	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.28, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1	General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. To the extent permitted by applicable law, the Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board shall specify the total number of awards that such officer or officers may so award.

3.2	Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4. ELIGIBILITY.

4.1	General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs or the award or sale of Shares.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1	Share Limit. Subject to Sections 5.2 and 9, the aggregate number of Shares which may be issued under the Plan shall not exceed 1,000,000 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

5.2	Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, then such Share shall again become available for issuance under the Plan.

SECTION 6. RESTRICTED SHARES.

6.1	Restricted Share Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Restricted Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2	Duration of Offers and Nontransferability of Purchase Rights. Any right to acquire Shares (other than an Option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the Company communicates the grant of such right to the Purchaser. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.

6.3	Purchase Price. To the extent an award consists of newly issued Shares, the award recipient shall furnish consideration having a value not less than the par value of such Shares as determined by the Board. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

6.4	Repurchase Rights and Transfer Restrictions. Each award or sale of Shares shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

SECTION 7. STOCK OPTIONS.

7.1	Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

7.2	Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO_ or an NSO.

7.3	Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

(a)	Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

7.4	Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5	Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

(a)	Options Granted to Outside Directors. The exercisability of an Option granted to an Optionee for service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

(b)	Early Exercise. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of Section 10.1.

7.6	Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

7.7	Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Optionee to a revocable trust or to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by section 260.140.4l(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

7.8	Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Optionee’s Service is terminated for cause, the Stock Option Agreement may provide that the Optionee’s right to exercise the Option terminates immediately on the effective date of the Optionee’s termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Optionee’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.9	No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 9.

7.10	Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or increase the Optionee’s obligations under such Option.

SECTION 8. PAYMENT FOR SHARES.

8.1	General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8.

8.2	Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be valued at their Fair Market Value on the date of Option exercise.

8.3	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent or Subsidiary.

8.4	Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee or Purchaser. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Optionee or Purchaser is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Purchaser until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

8.5	Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6	Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.7	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 9. ADJUSTMENT OF SHARES.

9.1

General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (i) the number of Shares available for future awards under Section 5; (ii) the number of Shares covered by each outstanding Option; (iii) the Exercise Price under each outstanding Option; and (iv) the price of Shares subject to the Company’s right of repurchase.

9.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3	Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, outstanding Options shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation; (ii) the assumption of the Plan and outstanding Options by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; (iv) immediate exercisability of such outstanding Options followed by the cancellation of such Options; or (v) settlement of the intrinsic value of the outstanding Options (whether or not then exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Options or the underlying Shares) followed by the cancellation of such Options; in each case without the Optionee’s consent.

9.4	Reservation of Rights. Except as provided in this Section 9, an Optionee or offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. REPURCHASE RIGHTS.

10.1	Company’s Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an award or sale of Shares or exercise of an Option upon termination of the Purchaser’s or Optionee’s Service if provided in the applicable Restricted Share Agreement or Stock Option Agreement. The Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares, and may, in its discretion, provide for accelerated vesting in the event of a Change in Control or other events; provided, however, that the right to repurchase shall lapse as to all of the Shares issued to an Outside Director for service as an Outside Director in the event of Change in Control.

SECTION 11. WITHHOLDING AND OTHER TAXES.

11.1	General. An Optionee or Purchaser or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

11.2	Share Withholding. The Board may permit an Optionee or Purchaser to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise of an Option, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee or Purchaser surrender Shares in excess of the legally required withholding amount based on the minimum statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Optionees or Purchasers to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

11.3	Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s or Purchaser’s withholding obligation by cashless exercise or pledge.

11.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

11.5	Employer Fringe Benefit Taxes. To the extent permitted by applicable federal, state, local and foreign law, an Optionee or Purchaser shall be liable for any fringe benefit tax that may be payable by the Company and/or the Optionee’s or Purchaser’s employer in connection with any award granted to the Optionee or Purchaser under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.

SECTION 12. SECURITIES LAW REQUIREMENTS.

12.1	General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be listed.

12.2	Dividend Rights. A Restricted Share Agreement may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

SECTION 13. NO RETENTION RIGHTS.

No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any Optionee or Purchaser any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or subsidiary to whom the Optionee or Purchaser provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.

SECTION 14. DURATION AND AMENDMENTS.

14.1	Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Section 14.2 below.

14.2	Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares.

14.3	Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares ‘previously issued or any Option previously granted under the Plan without the holder’s consent.

SECTION 15. EXECUTION.

To record the adoption of the Plan by the Board on February 18, 2011, effective on such date, the Company has caused its authorized officer to execute the same.

BITZER MOBILE INC.

/s/ Amer Haider
Amer Haider
Chairman of the Board

AMENDMENT TO

BITZER MOBILE INC.

2011 STOCK INCENTIVE PLAN

In accordance with Section 14.2 of the Bitzer Mobile Inc. 2011 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of the Effective Time (as defined in the Merger Agreement):

1.	Section 1.0 of the Plan is hereby amended such that a new second sentence is added to read as follows:

“The Plan was most recently amended effective as of the Effective Time (as defined in a certain Agreement and Plan of Merger by and among OC Acquisition LLC, a Delaware limited liability company (“Parent”), Blitzen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Holder Representative, dated as of November 14, 2013 (the “Merger Agreement”)).”

2.	Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs or the award of sale of Shares; provided, however, that from and after the Effective Time (as defined in the Merger Agreement), no further Awards shall be granted under the Plan.”

3.	Section 9.3 of the Plan is hereby amended to add the following last sentence:

“In addition to, and in no way limiting the foregoing, in the case of and subject to the consummation of the Merger (pursuant to the Merger Agreement), this Plan and all unvested Options hereunder that provide for an exercise price per share that is equal to or less than the Per Share Merger Consideration (as defined in the Merger Agreement) may be assumed by the successor entity (such Options, the “Assumed Options”).”

4.	Section 14.2 of the Plan is hereby amended to added the following last sentence:

“Notwithstanding anything in this Plan to the contrary, in the case of and subject to the consummation of the Merger (pursuant to the Merger Agreement), the exercise price of an Assumed Option may not be reduced, and no Assumed Option may be amended or cancelled for the purpose of repricing, replacing or regranting such Assumed Option with an exercise price that is less than the original exercise price of such Assumed Option.”

To record the amendment of the Plan, Bitzer Mobile Inc. has executed this document this 14th day of November, 2013.

BITZER MOBILE INC.

By:	/s/ Naeem Zafar
Title:	Chief Executive Officer

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